Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason N. Ader and Andrew Nelson his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Jason N. Ader	Executive Chairman	July 23, 2007
Jason N. Ader

/s/ Scott LaPorta	Chief Executive Officer, President and Director	September 4, 2007
Scott LaPorta

/s/ Andrew Nelson	Chief Financial Officer and Assistant Secretary	July 23, 2007
Andrew Nelson

/s/ Robert Foresman	Director	September 28, 2007
Robert Foresman

/s/ Carl H. Hahn	Director	July 23, 2007
Carl H. Hahn

/s/ Philip A. Marineau Philip A. Marineau	Director	September 4, 2007

/s/ Marc Soloway Marc Soloway	Director	July 23, 2007

/s/ Steven Westly Steven Westly	Director	July 23, 2007